                                                                    Exhibit 4.15


No.:ZQB06IN002                                 License No.:Shangzhengxinxu 06Z02
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                 [Translated from the original Chinese version]


[***] -- Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.



                         SHANGHAI STOCK EXCHANGE LEVEL-2
                          QUOTATIONS LICENSE AGREEMENT
                                                       Agreement No.: ZQB06IN002



Party A:  SSE INFONET LTD.

Address:  No.528, Pudong Nan Lu, Shanghai




Party B:  Fortune Software (Beijing) Co. Ltd.

Address:  Floor 9, Tower C, Corporate Square, No. 35 Financial Street,

          Xicheng District, Beijing, China

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Whereas:

Party A hereto is an organization authorized by the Shanghai Stock Exchange, and solely deals with stock information of the Shanghai Stock Exchange, with full rights; Party B hereto is an information management company willing to pay for the use of the information of the Shanghai Stock Exchange.

     Through friendly consultation, both parties enter into this agreement concerning Party A's license grant to Party B to manage Level-2 quotations of the Shanghai Stock Exchange.

                                       2
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1. DEFINITIONS

1  "SSE"                means the Shanghai Stock Exchange.
2. "SSE Real Time Quotations" means the essential trading information announced to the market in real time by SSE, for the purpose of guaranteeing fair centralized trading, in accordance with Securities Law of People's Republic of China and relevant business regulations of the Securities
                        Regulatory Commission and Shanghai Stock Exchange.

3. "SSE Level-2 Quotations" means the securities trading quotations information including relevant content and index
                        information in addition to real time quotations of SSE.
                        The right to interpret the definition belongs to
                        Party A.
4. "SSE Level-2 Quotations License Certificate" (hereinafter referred to as "License")
                        means the certifying documents issued by Party A to
                        Party B, approving Party B to manage Level-2 quotations
                        of SSE within a limited scope and term, and in certain
                        ways.
5. "Nonexclusive License" means, notwithstanding Party A granting approval to
                        Party B to manage SSE Level-2 Quotations in accordance
                        with the license, that Party A reserves the right to
                        manage SSE Level-2 Quotations, and is entitled to grant
                        a license to any other entities or individuals to manage
                        Level-2 quotations other than Party B.
6. "End Users"          means the end users receiving and using SSE Level-2
                        Quotations transmitted by Party B. Such end users shall
                        not provide any, or part of any, SSE Level-2 Quotations
                        to any organization or individuals, or use them for the
                        purpose of developing derivatives.
7. "License Fee"        means a license fee charged by Party A to Party B on an
                        annual basis for managing SSE Level-2 Quotations.
8. "User Charge"        means the charge by Party A to Party B for the SSE
                        Level-2 Quotations on a monthly basis according to the number of End Users of Party B.

2. RECEIVING INFORMATION

     1. Party B shall receive SSE Level-2 Quotations with the receiving methods approved by Party A in writing. If Party B's receiving methods fail to get approval from Party A, Party A is entitled to refuse to transmit SSE Level-2 Quotations to Party B.
     2. If Party B encounters technical problems while receiving SSE Level-2 Quotations, it may contact Party A on a timely basis, and Party A shall assist in

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          solving the problems to enable Party B to obtain SSE Level-2
          Quotations in a customary fashion.
     3. Party A has the right to change the transmitting method, but shall notify Party B in writing one month in advance of such change.
     4. In the event of the following events, Party A is entitled to revoke the license, and cease providing SSE Level-2 Quotations to Party B. Party B shall not continue managing SSE Level-2 Quotations, and shall be responsible for dealing with subsequent matters of its users. Party A bears no liability to Party B for the aforesaid actions:
          (1)  Party B goes bankrupt, or applies for bankruptcy;
          (2) Party B breaches Item 1, 2, 3, 4, 6, 7 of Article 3 or Section 3 or 5 of this Article 2, and causes irreparable results; or Party A notifies Party B in writing that Party B is required to make certain corrections, and, after receiving written notice, Party B fails to make all such corrections within the specified time and according to Party A's requirements.
     5. Regardless of the reason for terminating the transmitting and receiving relations by both parties, in the event of such termination, each party shall return the relevant equipment provided by the other party in good and intact conditions.

3. MANAGEMENT OF INFORMATION

     1. Party A grants Party B a Nonexclusive License to manage SSE Level-2 Quotations. Party A agrees that Party B shall provide SSE Level-2 Quotations to its End Users in a manner that is within the scope and purposes specified in Appendix I (License) hereto, and within the scope of the license (expiration of the license and revocation of the license by Party A in accordance with this agreement are deemed outside the scope of the license).
     2. Party A will issue the license to Party B after confirming Party B's payment of the license fee of the first year in accordance with
          Section 4 herein.
     3.   Party B agrees to be bound by the following terms:
          (1) covenants to manage SSE Level-2 Quotations in accordance with this agreement (including the Appendix).
          (2) covenants not to provide all or any part of SSE Level-2 Quotations to any entities or individuals not specified in the license, or use such information in other aspects or purposes, without written approval of Party A.
          (3) covenants not to use all or any part of SSE Level-2 Quotations for any illegal purpose, or to provide such information to a third party to be used for any illegal purpose.
          (4) covenants to respect the value of SSE Level-2 Quotations, and to take no unfair competitive measures to manage relevant information such as low-price dumping, sale under cost, etc.
          (5) covenants to provide complete, accurate and timely SSE Level-2 Quotations to its End Users; if omissions, errors, or delays occur, it shall

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               promptly remedy such problems and report to Party A, orally and in writing.
          (6) Upon the occurrence of disruption of SSE Level-2 Quotations transmitted by Party A to Party B for any reason, or the disruption of the provision of Level-2 related products or services by Party B to its End Users for any other reasons, Party B warrants to provide and show SSE real-time quotations to its users to minimize the negative effects on the users; meanwhile, Party B shall make an announcement upon Party A's approval through a media outlet named by Party A in accordance with Party A's requirements, within the time specified by Party A, and shall bear and deal with all the subsequent matters. A sample of the announcement is attached as Appendix III hereto.

          (7) Without written approval from Party A, Party B shall not enter into a sub-license or re-license of the SSE Level-2 License issued by Party A, and shall not sell or purchase such license.

4. EXPENSES

     Party B agrees to pay the expenses to Party A in accordance with Appendix I-A "Expense Payment Agreement", including but not limited to a License Fee, a User Charge, etc.

5. INTELLECTUAL PROPERTY; INFORMATION AND PROTECTION

     1. SSE and Party A have the rights of SSE Level-2 Quotations specified herein and in the license; without written approval of Party A, any organizations or individuals (including Party B hereto, its directors, supervisors, managers or staff, etc.) shall not save or permanently use SSE Level-2 Quotations (including but not limited to copy, translation, distribution, editing, transfer, approving others to use or develop derivatives, etc.).
     2. Party B shall get written approval from Party A before application of any methods of transmitting the test content or announced content of SSE Level-2 Quotations to a third party. If Party B applies a method without written approval from Party A, Party B shall stop the application the next day after receiving notice from Party A. If Party B fails to do so, and continues to use the method the next day after Party A issued a written warning letter, Party A shall be entitled to suspend the provision of Level-2 data and to publicize it.
     3. Any products used by Party B for displaying all or part of SSE Level-2 Quotations or products developed based on all or part of SSE Level-2 Quotations (hereinafter referred to as "Relevant Products") shall be announced (including but not limited to providing to a third party) or updated (including but not limited to a version update that is considered important by Party A) to the public only after submitting an announcement or an updating application and other relevant materials to Party A and getting written approval from Party A. Party B warrants that the application and materials are true, accurate and complete. Without written approval of Party A, Party B shall not announce or

                                       5
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No.:ZQB06IN002                                 License No.:Shangzhengxinxu 06Z02
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          update any Relevant Products to the public.
     4. Party B shall accept and cooperate in the regular or irregular technical inspection of Party B's Relevant Products by Party A or a third party entrusted by Party A. During the term of the agreement, if any Relevant Products of Party B have serious problems such as a security problem, including but not limited to difficulty of user certification, susceptibility of data being stolen, systems vulnerability, or nonconformity of products to materials submitted to Party A, Party B shall make corrections within the specified time, according to Party A's requirements, after receiving Party A's written notice.
     5. Party B warrants only to use Level-2 data from the one trading day of September 6, 2006 for demonstration of Relevant Products to clients. Without written approval of Party A, Party B shall not provide trials of the Relevant Products to any third party.
     6. Party B shall note on the interface of its users' terminals that receive SSE Level-2 Quotations that the source of SSE Level-2 Quotations is Party A, and the name, number and term of the license certificate issued.
     7.   As to advertising or public statements:
          (1)  for any relevant text with "SSE", "SSE Infonet Ltd.", "SSE
               Level-2 Quotations", or any introduction to the content of SSE Level-2 Quotations, Party B shall complete the Approval Letter
               (in accordance with the form attached as Appendix IV hereto) for relevant advertisements or pamphlets and submit it to Party A for approval, at least one working day in advance. Such advertisements and pamphlets shall only be used upon Party A's written approval. Party B shall not use the name, brand, logo (including but not limited to text, patterns or marks, etc.) of
               SSE or Party A without getting written approval from Party A.
          (2)  public statements regarding the License obtained by Party B shall note the number, validity, purposes and scope of the License.
          (3) if the License is expired and not extended, or is revoked by Party A, Party B shall not continue to make public statements that SSE Level-2 Quotations are sourced from Party A, and shall not include any information from the former License on the interface of its terminals.
     8. Party B agrees to accept and cooperate with Party A in the supervision of the relevant operations by Party A:
          (1) Party B shall submit the monthly statistics report of SSE Level-2 Quotations' users on a regular basis to Party A, in accordance with Appendix II "Agreement on Supervision and Management of Information Operation", and warrant that the data submitted is true, complete and accurate.
          (2) Party B shall keep the original material of its users and charges for three years, and warrants that the aforesaid materials shall be complete and accurate.
          (3) Party B shall accept and cooperate with Party A or a third Party entrusted

                                       6
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No.:ZQB06IN002                                 License No.:Shangzhengxinxu 06Z02
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               by Party A to make inspections of Party B's income and users of
               SSE Level-2 Quotations operation, including Party A's entrustment of relevant personnel to audit revenues and expenditures of Relevant Products of Party B based on SSE Level-2 Quotations. If Party A discovers any cover-up, or discounted reports of sales volume of Party B, Party A is entitled to ask Party B to bear all reasonable expenses incurred from the inspection, including auditing fees, travel fees, etc., in addition to the liabilities specified hereunder, and is entitled to ask Party B to make corrections in a limited time period.
          (4) Prior to providing SSE Level-2 Quotations, Party B shall enter into contracts or agreements with its users which expressly stipulate the obligations and rights of each party, and such contracts or agreements shall expressly contain the following:
               a. Users receive the SSE Level-2 Quotations as End Users, and shall warrant not to copy in any way or provide to any organization or individual all or part of SSE Level-2 Quotations, not to develop any derivatives based on all or part of SSE Level-2 Quotations, or in any way use all or part of SSE Level-2 Quotations for illegal purposes and split products of Party B.
               b. The service term provided by Party B to its users of SSE Level-2 Quotations shall not exceed the term of the license issued by Party A to Party B. If the license is expired and not extended, or Party A revokes the license in accordance with this agreement, Party B will cease immediately to provide SSE Level-2 Quotations to its users. The users shall not ask SSE or Party A to bear any liabilities or compensations.
               c. SSE Level-2 Quotations provided by Party B to its users are considered value-added information, and shall not be a substitute for SSE real-time quotations as trading service information in any event.
               d. SSE and Party A own all intellectual property of SSE Level-2 Quotations. SSE and Party A bear no liability for the completeness, accuracy and timeliness of SSE Level-2 Quotations.

     9.   Party B undertakes to do the following:
          (1) Unless Party A gives special written approval, all users of Party B shall only be End Users.
          (2) Party B is responsible for supervising its users to ensure that they abide by the warranties of users specified in Item (4),
               Article 8 herein, and monitoring that all parts of SSE Level-2 Quotations are secure from theft through Relevant Products of Party B.
          (3)  If Party B discovers a violation of the warranties stated in Item
               (4), Article 8 herein by its users, or that all or part of SSE Level-2 Quotations are stolen through its Relevant Products, or that any other actions infringe the rights and interests of Party A, it shall notify Party A in oral

                                       7
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No.:ZQB06IN002                                 License No.:Shangzhengxinxu 06Z02
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          and written form, and shall be obliged to timely provide any applicable materials it holds, including but not limited to the name, address, and contact information of the users.
     (4) Party B shall assist Party A in dealing with the infringement of information interests of Party A relevant to its users or products, including but not limited to: upon receiving written notice from Party A, Party B shall assist Party A in investigating the relevant infringement, shall cease to provide SSE Level-2 Quotations to the relevant suspected infringing terminals; upon Party A's request, shall issue a detailed written report, and shall assist Party A in claiming compensation from the responsible party for Party A's economic losses resulting from such infringement.

6. DISCLAIMERS

1. SSE and Party A shall bear no liability for completeness, timeliness, or accuracy of the information provided (including but not limited to SSE Level-2 Quotations).
2. Party B agrees that SSE and Party A bear no liability for abnormal information results or abnormal information transmission for whatever reasons.
3. Party B undertakes that it will always avoid and eliminate factors which may have an adverse effect on SSE and Party A, such as omission, mistakes, losses, delay and intermissions of information, and that it will protect SSE and Party A from economic and credit losses, and shall not claim compensations from SSE or Party A for aforesaid reasons in connection herewith.
4. SSE and Party A shall bear no liability for any business risks Party B may take, or resulting from the management of SSE Level-2 Quotations.
5. SSE and Party A shall bear no liability for any risks Party B or its users may take, or resulting from investments based on SSE Level-2 Quotations.

7. LIABILITY FOR BREACH OF AGREEMENT

1. If Party B breaches the agreement, and fails to remedy such breach within the specified term stated in the written notice and requiring corrections requested by Party A, Party A is entitled to cancel the agreement, and revoke the License. The License Fee for the year (whether the term of the year is ended or not) charged by Party A will not be refunded. Meanwhile, Party B shall pay any applicable defaulting fine and compensation to Party A in accordance with the agreement, in addition to all payable expenses as stated herein. Party B bears all other liabilities and consequences incurred from such default.
2. If Party B breaches Item 2, 7, Article 3, Section 3 of this Article 7, Party B shall transfer to Party A the earnings from such breach, and shall pay any applicable defaulting fine to Party A which shall be equivalent to twice the total amount of the annual License Fee stated in Appendix I--A "Payment Agreement" and earnings from the breach); meanwhile, Party B shall take prompt and effective measures to terminate such breach.

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No.:ZQB06IN002                                 License No.:Shangzhengxinxu 06Z02
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3.   If Party B fails to pay for the relevant expenses in accordance with the time stated herein, Party B shall pay 0.3% of all past due payments per day as the defaulting fine (calculated from the due date). If Party B fails to pay after Party A's call, Party A shall be entitled to cancel this agreement, revoke the License, and cease to provide SSE Level-2 Quotations to Party B. Meanwhile, Party B shall pay a defaulting fine to Party A, equivalent to 50% of total expenses, as stated in Appendix I --A " Payment Agreement", and compensate Party A for other losses incurred from such default.
4. If Party B breaches Section 5 herein, Party B shall pay a defaulting fine to Party A (equivalent to the total amount of the annual License Fee stated in Appendix I--A "Payment Agreement" and earnings from the breach); if any losses of Party A are caused by such breach, Party B shall compensate Party A for all losses of Party A resulting from such breach.
5.   Except for liabilities due to breaches of this agreement set forth above in
     Article 2, 3, and 4 herein, if Party B fails to perform other terms herein, Party B shall pay a defaulting fine to Party A (equivalent to the total amount of the annual License Fee stated in Appendix I--A "Payment
     Agreement" and earnings from the breach); if there are any losses of Party
     A as a result of such breach, Party B shall compensate Party A for all losses.

8. EFFECTIVENESS, MODIFICATION AND TERMINATION OF THE AGREEMENT

1. This agreement shall be effective when signed and stamped by a legal representative or an authorized representative of both parties, and shall terminate on July 31, 2009.
2. Any provisions herein shall only be modified with written approval from both parties; any modified provisions confirmed in written form shall be deemed to be an integral part of the agreement. The License shall be changed in the event of major modification.
3. Upon the expiration of Appendix I hereto, Appendix I-A shall also be terminated. Party B may make a written application to Party A for an extension or change of the license 30 business days prior to the expiration of the license. Upon the approval of Party A, both parties may extend Appendix I-A.
     Upon the extension of the aforesaid Appendix I-A and Party B's payment specified in Appendix I-A, Party A will issue a new term License to Party B, and the agreement will also extend in accordance with the valid term specified in the new license. Both parties shall perform all rights and obligations in accordance with this agreement, as modified by additional content agreed upon by both parties.
4. If :Party B fails to apply for an extension or change of license, or Party A does not give approval for the license, the agreement shall terminate at the expiration date of the license. If Party A ceases to provide SSE Level-2 Quotations to Party B, then Party B shall not continue managing SSE Level-2 Quotations.
5. Upon the termination of this agreement, Party B shall pay all expenses to Party A in accordance with this agreement (including but not limited to the expenses

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No.:ZQB06IN002                                 License No.:Shangzhengxinxu 06Z02
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     which are due but Party B has failed to pay, any defaulting fine, compensations, or payable expenses which are not yet due) within ten working days prior to the termination of the agreement. If Party B fails to make a payment in time, Party B shall pay 0.3% of the payable expenses per day as a defaulting fine to Party A, after the due date.
6. Section 5, 6, 7 herein will not become invalid even if the remaining sections herein are found to be invalid, or this agreement is terminated.

9. DISPUTE RESOLUTION

     Any dispute that arises from the performance of the agreement or in connection herewith, shall be settled though friendly consultation by both parties; if the dispute is not settled through friendly consultation, both parties agree to submit the dispute to People's Court at the place of Party A for settlement. All reasonable expenses of either party, including attorneys' fees, auditing fees, travel fees, etc, shall be borne by the losing party.

10. APPENDIX TO THE AGREEMENT

     The appendices included hereto have the same legal force as this agreement. Appendices include the following documents and other documents signed during the performance of the agreement:
     Appendix I:      SSE Level-2 Quotations License Certificate;
     Appendix I:-A:   Expense Payment Agreement;
     Appendix II:     Agreement on Supervision and Management of Information
                      Operation;
     Appendix III:    Sample of Announcement;
     Appendix IV:     Approval Letter for Relevant Advertisements or Pamphlets
                      (Sample)

11. MISCELLANEOUS

1. This agreement is governed by PRC (excluding Hong Kong, Macau, and Taiwan) laws and regulations, regulations of China Securities Regulatory Commission and the rules of SSE. If any change in relevant regulations occurs, the relevant provisions herein are changed accordingly without conditions.
2. Notices or documents issued by both parties may be delivered by hand, post or in other ways. The addresses of the addressees are as indicated herein.
3. Notices or documents shall be deemed to have been effectively given as of the following dates:
     (1) if delivered by hand, the served date shall be the signed date on the receipt.
     (2) if delivered by post, the served date shall be the date noted on the return of service.
4.   Contact Information:
     (1)  Party A:
     Office address:    Building 12, Nantai, No. 528, Pudong Nan Lu, Shanghai

                                       10
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No.:ZQB06IN002                                 License No.:Shangzhengxinxu 06Z02
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                        (200120)
     Tel:               021-68800098 ext:
     e-mail:            infobiz@sse.com.cn
     Fax:               021-68819726

     (2)  Party B:
     Office address:    Floor 9, Tower C, Corporate Square
                        No. 35 Financial Street
                        Xicheng District, Beijing, China (100032)
     Contact:           Ma Linghai
     Tel:               010-58325388
     e-mail:            mlh@jrj.com
     Fax:               010-58325300
5. Upon the effectiveness of this agreement, this agreement shall supersede all previous relevant agreements by both parties on SSE Level-2 Quotations license, including but not limited to any written or oral agreements, contracts, consultations, representations, plans, and appendices, etc.
6. All the headings herein are for the convenience of reading, and shall not affect the interpretation and meaning of the agreement.
7. This agreement is executed in quadruplicate. Each party holds two. Each is equally authentic.

                                       11
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Appendix I:

                   SSE LEVEL-2 QUOTATIONS LICENSE CERTIFICATE

                                              License No.: Shangzhengxinxu 06Z02

                                                       Agreement No,: ZQB06IN002


     Name of Licensee: Fortune Software (Beijing ) Co. Ltd.

     Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street

     Legal Representative: Zhao Zhiwei


     Licensed Information: SSE Level-2 Quotations
     Purpose: transmitted to End Users through internet or telecom wire, and
                  End Users use special terminal software to receive such information.
     Scope: China Mainland (excluding Hong Kong, Macau, and Taiwan)

     Term: from August 1, 2006 to July 31, 2009

     Date of Issue: August 2006



                                                      Licensor: SSE Infonet Ltd.


Attachment to the license:
A. Payment Agreement

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[***] -- Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix I- A.

                            EXPENSE PAYMENT AGREEMENT

1. Party B shall pay for the following:
     1. Real time quotations license expense: RMB [***] (from May 2006 to August 2006).
     2. Management License Fee: RMB [***]/year, aggregate amount of three years is RMB [***].
     3. User Charge: the charge criteria for each End User per month is in accordance with Party A's uniform criteria: RMB [***] yuan. If Party A makes adjustments of the charge criteria, the new criteria will be abided by. If an End User is given a discounted price by Party A, the User Charge for such End User will be calculated based on the discounted criteria fixed by Party A. Party B will pay the User Charge to Party A according to the following: The User Charge for September 2006 is RMB [***], and for October 2006 is RMB [***] (hereinafter referred to as a "Minimum Charge"). If the End User's actual expenses for the month exceed the aforesaid Minimum Charge, the End User shall pay the actual expenses that are due for the month; otherwise the End User shall pay the Minimum Charge. From November 2006, the minimum User Charge will be RMB [***]. If the End User's actual expenses for the month exceed RMB[***], the End User shall pay the actual expenses that are due for the month; otherwise the End User shall pay RMB [***].
          The actual User Charge will be calculated based on the numbers of End Users listed in the Monthly Statistics Report of Users as specified in Appendix II, which shall be submitted by Party B every month.

2. Payment Agreement:
      Party B shall remit the payment hereunder to the bank of deposit and account named by Party A, in accordance with the following dates and amounts:
      1. Party B shall pay the aforesaid real time quotations License Fees amounting to RMB [***] within 5 working days after the execution of this agreement.
      2. Party B shall pay for a one-year management License Fee of RMB [***] for the term from August of that year to July of the next year, within 5 working days prior to the beginning of August of every year.
      3. Party B shall pay the monthly User Charge from September 2006, within the first 5 working days of every month, in accordance with the calculations of User Charges specified in Item 3, Article 1 hereof.
      4.  Bank of Deposit and Account No. of Party A:
          Bank of Deposit : Shanghai Branch of China Merchants Bank
          Account Name: SSE Infonet Ltd.
          Account No.:

Party A: SSE Infonet Ltd.                 Party B: Fortune Software (Beijing ) Co. Ltd.
(Signature or Seal): /s/ company seal     (Signature or Seal): /s/ company seal
Date of Execution: 9/26/2006              Date of Execution: 25/10/2006

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Appendix II:

             AGREEMENT ON SUPERVISION AND MANAGEMENT OF INFORMATION

                                   OPERATION


1. Party B shall provide detailed data of End Users as to the real time use, in accordance with the methods, forms and content specified by Party A.
2. Party B shall submit the Monthly Statistics Report of Users to Party A within the first 5 working days of each month, stating the detail of the use of SSE Level-2 Quotations by its End Users.
3. A Monthly Statistics Report of Users shall be submitted in written form with Party B's signature and seal, in the following forms and content:

                       Monthly Statistics Report of Users

Date of Filling and Submission:

User Number with Full Rate of the Month:

User Number with Half Rate of the Month:

User Number with Free Charge of the Month:

Total User Charge of the Month:

Person to submit:____________ Date:___________
Company (Seal):

Notes:
Date: the form shall be yyyy/ mm. The month means the month of submission. The statistics of End Users of all categories shall follow the methods required by Party A.
User Number with Full Rate of the Month: means the number of users who get Level-2 related information service, and pay the User Charge in accordance with the information terminal User Charge criteria;
User Number with Half Rate of the Month: means the number of users who get Level-2 related information service, and obtain written approval from Party A to pay the half rate of the User Charge in accordance with the charge criteria of SSE Level-2 Quotations specified by Party A.
User Number with Free Charge of the Month: means the number of users who get Level-2 related information service, and obtain written approval from Party A to not pay the User Charge.
Total User Charge of the Month: means the total User Charges payable to Party A by Party B in

No.:ZQB06IN002                                 License No.:Shangzhengxinxu 06Z02
--------------------------------------------------------------------------------
accordance with the aggregate total number of each item.
4. Party A is entitled to make adjustments to the abovementioned agreement based on actual conditions.


Party A: SSE Infonet Ltd.                 Party B: Fortune Software (Beijing ) Co. Ltd.
(Signature or Seal): /s/ company seal     (Signature or Seal): /s/ company seal
Date of Execution:                        Date of Execution:

No.:ZQB06IN002                                 License No.:Shangzhengxinxu 06Z02
--------------------------------------------------------------------------------
Appendix III:
                             SAMPLE OF ANNOUNCEMENT

     This is to announce that, SSE Level-2 Quotations provided by Fortune Software (Beijing) Co. Ltd. are suspended as of ___ (time) of_____(DD/MM/ YYYY). The reason is ___________


                                             Fortune Software (Beijing) Co. Ltd.

                                             Date:_______________________

No.:ZQB06IN002                                 License No.:Shangzhengxinxu 06Z02
--------------------------------------------------------------------------------
Appendix IV:

            APPROVAL LETTER FOR RELEVANT ADVERTISEMENTS OR PAMPHLETS

                                    (Sample)

Subject and Purpose for Advertisement or Publicity:
                                                   -----------------------------
Way of Distribution:

[ ]Web, Website address :                                              ;
                         -----------------------------------------------

[ ]Radio Station, TV, Name of the radio station, TV station or channel:       ;
                                                                       ---------
[ ]Print Media, Name of the print media and layout:                        ;
                                                   -------------------------
[ ]Fax;   [ ]E-mail:        [ ]Others
                                      ------------------------------.
Content:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Distribution Time:
                  --------------------------------------------------------------
Distribution Scope:
                   -------------------------------------------------------------
notes:

1. "Content" shall state the places in the advertisement or pamphlets that contain actual text or implications of "SSE", "SSE Infonet Ltd." , "SSE Level-2 Quotations", or relevant introduction to Level-2 content.

2. A sample of the advertisement or pamphlet is submitted as an attachment.


                                                               Applicant (seal):

                                                                Date: